Exhibit 10.82
EXECUTION VERSION
STOCK PURCHASE AGREEMENT
This Stock Purchase Agreement (this “Agreement”) is dated as of November 15, 2022 by and between Restaurant Brands International Inc., a corporation existing under the laws of Canada (the “Company”), and Lodgepole 231 LLC, a Delaware limited liability company (the “Purchaser”).
RECITALS
Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and, where necessary, relying on an exemption from the prospectus requirements of applicable Canadian securities laws, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, common shares, no par value, in the capital of the Company (the “Common Shares”) as more fully described in this Agreement (the “Purchase”).
AGREEMENT
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:
ARTICLE I
DEFINITIONS

Section 1.1 Press Release dated November 16, 2022.Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:
“Action” means any action, suit, inquiry, notice of violation, Proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, provincial, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or a statutory holiday in the Province of Ontario, Canada or any day
ACTIVE 683043365v13

Exhibit 10.82
on which banking institutions in the State of New York or the Province of Ontario are authorized or required by law or other governmental Action to close.
“Canadian Filings” has the meaning set forth in Section 3.1(h).
“Closing” means the closing of the purchase and sale of the Purchased Shares on the Closing Date pursuant to Section 2.1.
“Closing Date” means November 21, 2022 or such later Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Section 2.1, Section 2.2 and Article V are satisfied or waived, as the case may be, or such other date as the parties may agree.
“Commission” or “SEC” means the United States Securities and Exchange Commission.
“Common Shares” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Shares may hereafter be reclassified or changed.
“Company’s Knowledge” means with respect to any statement made to the Company’s Knowledge, that the statement is based upon the actual knowledge of the Chief Executive Officer, Chief Financial Officer, the General Counsel or the Co-Chairs of the Board of Directors of the Company, after reasonable internal inquiry of the appropriate senior officers of the Company and its Subsidiaries having responsibility for the matter in question.
“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Doyle” means J. Patrick Doyle, the managing member and sole owner of Purchaser.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“Fundamental Transaction” means any event pursuant to which: (a) the Company effects (i) any merger of the Company with (but not into) another Person, in which shareholders of the Company immediately prior to such transaction own less than a majority of the outstanding shares of the surviving entity; or (ii) any merger or consolidation of the Company into another Person; (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions; (c) any take-over bid, tender offer or exchange offer approved or authorized by the Board of Directors is completed pursuant to which holders of at least a majority of the outstanding Common Shares deposit (and have taken up), tender or exchange their shares for other securities, cash or property; or (d) the Company effects any reclassification of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property.
“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.
“Lien” means any lien, charge, claim, mortgage, pledge, easement, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

ACTIVE 683043365v13

Exhibit 10.82
“Material Adverse Effect” means a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, except that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (a) effects caused by changes or circumstances affecting general market conditions in the U.S., Canada or other applicable economy or which are generally applicable to the industry or industries in which the Company and its Subsidiaries operate, provided that such effects are not borne disproportionately by the Company and its Subsidiaries; (b) effects caused by earthquakes, floods, hurricanes, wildfires or other large-scale natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof; or (c) the impact of the ongoing COVID 19 pandemic including any measures implemented or recommended by governmental authorities in response thereto.
“Material Contract” means those contracts listed as exhibits in the Company’s SEC Reports.
“NYSE” means the New York Stock Exchange.
“Per Share Purchase Price” means $60.77.
“Permitted Liens” means (i) security interests granted in connection with, or as permitted by, those financing instruments described or otherwise disclosed in the SEC Reports or Canadian Filings; and (ii) security interests as would not reasonably be expected to have a Material Adverse Effect.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
“Proceeding” means an Action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.
“SEC Reports” has the meaning set forth in Section 3.1(g).
“Significant Subsidiary” shall mean any Subsidiary that as of the date of this Agreement would be deemed a “Significant Subsidiary” under Rule 405 promulgated under the Securities Act of 1933, as amended.
“Subsidiary” means any corporation, limited liability company, partnership, trust or other entity which is then in existence and which is, directly or indirectly, controlled by the Company, and shall, where applicable, include any such entity formed or acquired after the date hereof.
“Trading Day” means a day on which the Common Shares are listed or quoted and traded on NYSE.
“Trading Markets” means the NYSE and the TSX.

ACTIVE 683043365v13

Exhibit 10.82
“Transaction Documents” means this Agreement, the Lock-Up Agreement and schedules and exhibits attached hereto and thereto.
“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent for the Common Shares, with a mailing address of 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, and any successor transfer agent of the Company.
“TSX” means the Toronto Stock Exchange.
Article IInterpretation. In this Agreement, unless the express context otherwise requires: (a) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” refer to the Exhibits annexed hereto; (c) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (d) references to a “third party” mean a Person not a party to this Agreement; (e) the terms “dollars” and “$” means U.S. dollars; and (f) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation.”
Article II
PURCHASE AND SALE
Section 1.1Closing.
(a)Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, 500,000 Common Shares (the “Purchased Shares”), at the Per Share Purchase Price, for an aggregate purchase price of $30,385,000 (the “Purchase Price”).
(b)The Closing of the purchase and sale of the Purchased Shares shall take place on the Closing Date remotely by facsimile transmission or other electronic means as the parties may mutually agree.
(c)Except as may otherwise be agreed to between the Company and the Purchaser, on the Closing Date, the Purchaser shall wire the Purchase Price, in US Dollars and in immediately available funds, to a bank account designated in writing by the Company, and the Company shall irrevocably instruct the Transfer Agent to deliver the Purchased Shares to the Purchaser and provide evidence of the issuance of the Purchased Shares, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1), and a book-entry statement evidencing the issuance of the Purchased Shares.
Section 1.2Closing Deliveries.
(a)On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):
(i)the Compliance Certificate referred to in Section 5.1(g);
(ii)a certificate of the Corporate Secretary of the Company, in the form reasonably acceptable to the Purchaser, dated as of the Closing Date: (A) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving

ACTIVE 683043365v13

Exhibit 10.82
the transactions contemplated by this Agreement and the issuance of the Purchased Shares; (B) certifying the current versions of the articles of incorporation, as amended, and bylaws, as amended, of the Company; and (C) certifying as to the signatures and authority of Persons or parties signing the Transaction Documents and related documents on behalf of the Company, together with a certificate of status evidencing that the Company is formed under the laws of the Canada and not dissolved as of a date reasonably prior to the Closing Date;
(iii)a copy of the executed irrevocable instruction letter to the Transfer Agent to deliver the Purchased Shares to the Purchaser; and
(iv)the Company shall have obtained all governmental, regulatory or third-party consents and approvals necessary for the sale of the Purchased Shares.
(d)On or prior to the Closing, the Purchaser shall issue, deliver or cause to be delivered to the Company an executed Lock-Up Agreement (the “Lock-Up Agreement”) substantially in the form set forth on Schedule A hereto.
Article III
REPRESENTATIONS AND WARRANTIES
Section 1.1Representations and Warranties of the Company. Except as disclosed in the attached schedules, the SEC Reports or the Canadian Filings, the Company hereby represents and warrants, as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Purchaser as follows:
(a)Organization and Qualification. The Company is a corporation existing under the laws of Canada, is current, in all material respects, with all filings required to be made under its incorporating statute, and has the corporate power and capacity to own, lease and operate its properties and to conduct its business as is now carried on by it or proposed to be carried on by it, in each case, as described in the SEC Reports and the Canadian Filings, and to enter into, deliver and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. Except as described in the SEC Reports and the Canadian Filings, there exist no options, warrants, purchase rights, or other contracts or commitments that could require the Company to sell, transfer or otherwise dispose of any capital stock, partnership interests or membership interests of itself or any Significant Subsidiary other than to another Subsidiary of the Company (subject to the enforcement of any Permitted Lien). No act or proceeding has been taken by or, to the Company’s Knowledge, against any Significant Subsidiary in connection with the liquidation, winding-up or bankruptcy of any Significant Subsidiary.
(b)Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Purchased Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required in connection therewith. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the

ACTIVE 683043365v13

Exhibit 10.82
Company in accordance with its terms (assuming the due authorization, execution and delivery thereof by the Purchaser), except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(c)No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchased Shares) do not and will not (i) conflict with or violate any provisions of the Company’s articles of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Significant Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to obtaining the consents, waivers, approvals, authorizations or orders of, and the giving of the notices to, and the filings and registrations with, the governmental authorities or Trading Markets as referred to in Section 3.1(d), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority or Trading Market to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect or a Material Adverse Effect on the legality, validity or enforceability of any Transaction Document or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.
(d)Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, approval, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, holder of outstanding securities of the Company or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Purchased Shares), other than (i) filings required by applicable Canadian and United States state or provincial/territorial securities laws, (ii) the filing of any requisite notices and/or application(s) to the NYSE and the TSX for the issuance and sale of the Purchased Shares and the listing of the Purchased Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby (including as contemplated in Section 4.5 of this Agreement), and receipt of conditional approval therefor from the TSX in connection therewith, and (iii) those that have been made or obtained prior to the date of this Agreement.
(e)Issuance of the Shares. The Purchased Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of shareholders. Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Purchased Shares will be issued in compliance with all applicable Canadian and United States federal, provincial and state securities laws and Trading Market rules.

ACTIVE 683043365v13

Exhibit 10.82
(f)Capitalization. The capitalization of the Company is as described in its most recently filed SEC Report on Form 10-Q, except for: (i) issuances of Purchased Shares pursuant to this Agreement, issuances of options and restricted stock units to Purchaser, stock option exercises, restricted stock unit delivery, issuances pursuant to equity incentive plans or exercises of warrants, or issuances of warrants; and (ii) repurchases by the Company pursuant to its normal course issuer bid. The Company has not issued any capital stock since the date of its most recently filed SEC Report other than to reflect (i) restricted stock unit delivery and issuances of restricted stock units that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities of the Company and (ii) issuances of options and restricted stock units to Purchaser. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Purchased Shares will not obligate the Company to issue Common Shares or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.
(g)SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis pursuant to the filing requirements for such SEC Reports, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect and would not have or reasonably be expected to result in any limitation or prohibition on the Purchaser’s ability to use Rule 144 to resell any Purchased Shares. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the SEC Reports complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(h)Canadian Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under applicable Canadian securities laws for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Canadian Filings”) on a timely basis pursuant to the filing requirements for such Canadian Filings, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect. As of their respective filing dates, or to the extent corrected by a subsequent amendment, the Canadian Filings complied in all material respects with the requirements of applicable Canadian securities laws, and none of the Canadian Filings, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(i)Financial Statements.
(i)The consolidated financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent amendment). Such consolidated financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods

ACTIVE 683043365v13

Exhibit 10.82
involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments.
(ii)There is no transaction, arrangement, or other relationship between the Company, any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the SEC Reports and is not so disclosed and would have or reasonably be expected to result in a Material Adverse Effect.
(j)Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, there has been no event, occurrence or development, other than those contemplated by this Agreement or the other arrangements between Doyle and the Company that has had or that would reasonably be expected to result in a Material Adverse Effect. Except for the issuance of the Common Shares contemplated by this Agreement or the other arrangements between Doyle and the Company, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.
(k)Litigation. There is no Action which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Shares.
(l)Internal Accounting Controls. The Company maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.
(m)Disclosure Controls. The Company has established disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial

ACTIVE 683043365v13

Exhibit 10.82
reporting (as such term is defined in the Exchange Act) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.
(n)Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company with respect to the offer and sale of the Purchased Shares. The Purchaser shall have no obligation with respect to any fees or with respect to any claim made by or on behalf of other Persons for fees of a type contemplated in this paragraph (m) pursuant to any agreement to which the Company is a party that may be due in connection with the transactions contemplated by the Transaction Documents.
(o)Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act, and no prospectus under applicable Canadian securities laws, is required for the offer and sale of the Purchased Shares by the Company to the Purchaser under the Transaction Documents. The issuance and sale of the Purchased Shares does not contravene the rules and regulations of the Trading Markets.
(p)No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Common Shares by any form of general solicitation or general advertising. The Company has offered the Common Shares for sale only to the Purchaser.
(q)Listing and Maintenance Requirements. The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company is in compliance in all material respects with all listing and maintenance requirements of the NYSE and the TSX on the date hereof, and has not received any notice of noncompliance from the NYSE or the TSX that has not been disclosed in the SEC Reports. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.
(r)Foreign Corrupt Practices. Neither the Company nor any of the Significant Subsidiaries, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Significant Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.
(s)OFAC Status. Neither the Company nor any of its Subsidiaries is and, to the Company’s Knowledge, no director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any

ACTIVE 683043365v13

Exhibit 10.82
other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
(t)Transfer Agent. The Transfer Agent at its offices in Toronto, Ontario has been duly appointed as the registrar and the Transfer Agent for the Common Shares.
Section 1.1Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows:
(u)Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware. Doyle is the sole member of the Purchaser and holds all voting power and dispositive power with respect to any assets held by the Purchaser.  The Purchaser has the requisite limited liability corporate power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Purchaser and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary limited liability company action. Each Transaction Document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms (assuming the due authorization, execution and delivery thereof by the Company), except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application. The Purchaser does not currently have operations in Canada. The Purchaser has negotiated the terms of, and executed, this Agreement outside of Canada.
(e)No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby, will not: (i) result in a violation of the organizational documents of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Purchaser to perform its obligations hereunder.
(f)Investment Intent. The Purchaser understands that the Purchased Shares are: (i) “restricted securities” within the meaning of Rule 144 and have not been registered under the Securities Act or any applicable state securities law; and (ii) not qualified for distribution in any Canadian province or territory and is acquiring the Purchased Shares as principal for its own account and not with a view to, or for distributing or reselling such shares or any part thereof in violation of the Securities Act or any applicable Canadian or state securities laws. The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Purchased Shares to or through any Person. There is no Person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.

ACTIVE 683043365v13

Exhibit 10.82
(g)Purchaser Status. At the time the Purchaser was offered the Purchased Shares, it was, and at the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act; and (ii) not an “insider” of the Company (within the meaning of applicable Canadian securities laws). The Purchaser represents that the Purchaser has exercised reasonable care to determine the accuracy of the representation made by the Purchaser in this Section 3.2(d) and agrees to notify the Company if the Purchaser becomes aware of any fact arising prior to the Closing that makes the representation given by the Purchaser in this Section 3.2(d) inaccurate.
(h)General Solicitation. The Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.
(i)Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.
(j)Access to Information. The Purchaser acknowledges that it has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares. Neither such inquiries nor any other investigation conducted by or on behalf of the Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. The Purchaser acknowledges that it has not been provided with a prospectus, an offering memorandum or any other document in connection with its purchase of the Purchased Shares and the decision to purchase the Purchased Shares and execute this Agreement has not been based upon any verbal or written representation made by or on behalf of the Company (except for the representations and warranties of the Company set forth in the Transaction Documents) or any employee or agent of the Company and has been based entirely upon this Agreement and information contained in the SEC Reports and Canadian Filings.
(k)Independent Investment Decision. The Purchaser has independently evaluated the merits of its decision to purchase the Purchased Shares pursuant to the Transaction Documents. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.
(l)Reliance on Exemptions. The Purchaser understands that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the prospectus and registration requirements of Canadian and United States federal, provincial and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Purchased Shares.

ACTIVE 683043365v13

Exhibit 10.82
(m)No Governmental Review. The Purchaser understands that no Canadian or United States federal, provincial or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.
(n)Dealer Registration. The Purchaser is not engaged in the business of trading in securities or exchange contracts as a principal or agent and does not hold itself out as engaging in the business of trading in securities or exchange contracts as a principal or agent, or is otherwise exempt from any requirements to be registered as a dealer under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations.
(o)PCMLTFA. To the knowledge of the Purchaser, the funds representing the Purchase Price advanced by the Purchaser (or on behalf of the Purchaser) are not proceeds of crime as defined in the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”). To the best of the Purchaser’s knowledge, none of the purchase funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada or any other applicable jurisdiction, or (ii) are being tendered on behalf of a Person or entity (A) with whom the Company would be prohibited from dealing with under applicable money laundering, terrorist financing, economic sanctions, criminal or other similar laws or regulations or (B) who has not been identified to the Purchaser. The Purchaser acknowledges that the Company may in the future be required to disclose the Purchaser’s name and other information relating to this Agreement and the Purchaser’s purchase hereunder on a confidential basis pursuant to the PCMLTFA or similar laws or regulations, and the Company shall notify the Purchaser if the Company is required to provide such information concerning the Purchaser. The Purchaser shall promptly notify the Company if the Purchaser discovers that the representations set forth in this Section 3.2(l) ceases to be true, and to provide the Company with appropriate information in connection with any such change.
Article IV
OTHER AGREEMENTS OF THE PARTIES
Section 1.2Transfer Restrictions. Notwithstanding any other provision of this Article IV, the Purchaser understands that the Purchased Shares may be disposed of only: (i) pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws; or (ii) in compliance with the requirements of applicable Canadian securities laws.
Section 1.3Furnishing of Information. In order to enable the Purchaser to sell the Purchased Shares under Rule 144 (once Rule 144 becomes available for the resale of securities of the Company), until the earlier of (i) the date that the Purchaser is no longer an Affiliate of the Company and has not been an Affiliate of the Company for more than three months and the information requirements of Rule 144(c) no longer apply to sales by Purchaser made in reliance upon Rule 144, or (ii) a Fundamental Transaction pursuant to which the Company is no longer a reporting company under the Exchange Act, the Company shall use its commercially reasonable efforts to timely file pursuant to the applicable filing requirements (or obtain extensions in respect thereof and file within the applicable grace period) all SEC Reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

ACTIVE 683043365v13

Exhibit 10.82
Section 1.4Securities Laws Disclosure; Publicity. On or before 9:30 a.m., New York City time, on the Business Day immediately following the date hereof, the Company shall issue a press release or file a Form 8-K (the “Transaction Public Disclosure”) reasonably acceptable to the Purchaser disclosing all material terms of the transactions contemplated hereby and the other arrangements being entered into between the Company and Doyle in his role as Executive Officer.
Section 1.5Use of Proceeds. The Company intends to use the net proceeds of the offering for general corporate purposes.
Section 1.6Listing of Shares. In the time and manner required by the NYSE and the TSX, the Company shall prepare and file with the TSX and NYSE any required notice or listing application covering the Purchased Shares and shall take all commercially reasonable steps necessary to cause all of the Purchased Shares to be approved for listing on the NYSE and the TSX as promptly as possible thereafter.
Section 1.7Blue Sky. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Purchaser at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of the Purchaser. Assuming that the representations made by the Purchaser in this Agreement are correct, no filing is required in any province of Canada under applicable securities laws in connection with the execution of this Agreement and the transactions contemplated hereby other than a post-closing trade report under applicable Canadian securities laws.
Section 1.8Confidentiality After the Date Hereof. The Purchaser shall not engage, directly or indirectly, in any transactions in the Company’s securities (other than pursuant to the Transaction Documents or other agreements entered into between Doyle and the Company) during the period from the date hereof until the transactions contemplated by this Agreement are first publicly announced as required by and described in Section 4.3.
Article V
CONDITIONS PRECEDENT TO CLOSING
Section 1.1Conditions Precedent to the Obligations of the Purchaser to Purchase Shares. The obligation of the Purchaser to acquire the Purchased Shares at the Closing is subject to the fulfillment to the Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:
(a)The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.
(b)The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

ACTIVE 683043365v13

Exhibit 10.82
(c)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction in respect of the Company that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(d)The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, and waivers that are necessary for consummation of the purchase and sale of the Purchased Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.
(e)The Common Shares (i) shall be conditionally approved for listing on the TSX and the NYSE and (ii) shall not have been suspended, as of the Closing Date, by the Commission, a securities commission or other securities regulatory authority of a jurisdiction of Canada, the TSX or the NYSE from trading on the TSX or the NYSE, nor shall suspension by the Commission, a securities commission or other securities regulatory authority of a jurisdiction of Canada, the TSX or the NYSE have been threatened, as of the Closing Date.
(f)The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).
(g)The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1(a), (b) and (e)(i) and, to such officers’ knowledge, the conditions specified in Section 5.1(c), (d), and (e)(ii) (the “Compliance Certificate”).
Section 1.2Conditions Precedent to the Obligations of the Company to sell Shares. The Company’s obligation to sell and issue the Purchased Shares at the Closing to the Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(h)The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.
(i)The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.
(j)No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction in respect of the Purchaser that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
(k)The Purchaser shall have obtained in a timely fashion any and all consents, permits, approvals, registrations, and waivers that are necessary for consummation of the purchase and sale of the Purchased Shares at the Closing, all of which shall be and remain so long as necessary in full force and effect.

ACTIVE 683043365v13

Exhibit 10.82
(l)The Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).
Article VI
MISCELLANEOUS
Section 1.1Fees and Expenses. Except as otherwise agreed by the parties in writing, each of the Company and the Purchaser shall pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Purchaser. The Purchaser shall be responsible for all other tax liability that may arise as a result of holding or transferring the Purchased Shares purchased by it.
Section 1.2Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.
Section 1.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) Business Days after mailing; or (ii) if mailed by Federal Express, UPS or other overnight courier service that is nationally recognized in the United States or Canada, next business morning delivery, then one (1) Business Day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., New York time, on a Business Day. Any notice hand delivered after 5:00 p.m., New York time, shall be deemed delivered on the following Business Day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.
The address for such notices and communications shall be as follows:
If to the Company:     Restaurant Brands International
130 King Street West, Suite 300
Toronto, Ontario
Canada M5X 1E1
Attention: Jill Granat, General Counsel
Telephone No.:
Email: granatj@rbi.com

If to the Purchaser:     To the last address provided by the Purchaser in writing to the Company.

ACTIVE 683043365v13

Exhibit 10.82
With a copy to (which shall not constitute notice):

Andrea Rattner, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
(212) 969-3812
arattner@proskauer.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.
Section 1.4Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
Section 1.5Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.
Section 1.6Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the written consent of the Purchaser except to a successor in the event of a Fundamental Transaction. The Purchaser may assign its rights hereunder in whole or in part to any Person to whom the Purchaser assigns or transfers any Purchased Shares in compliance with the Transaction Documents and applicable law, provided that such transferee shall agree in writing to be bound, with respect to the transferred Purchased Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.
Section 1.7No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
Section 1.8Survival. Subject to applicable statute of limitations, the representations, warranties agreements and covenants contained herein shall survive the Closing and the delivery of the Purchased Shares and continue in full force and effect for a period of one year notwithstanding any subsequent disposition or exchange of the Purchased Shares.
Section 1.9Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that

ACTIVE 683043365v13

Exhibit 10.82
any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
Section 1.10Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
Section 1.11Replacement of Shares. If any certificate or instrument evidencing any Purchased Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Purchased Shares. If a replacement certificate or instrument evidencing any Purchased Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.
Section 1.12Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any Action for specific performance of any such obligation (other than in connection with any Action for a temporary restraining order) the defense that a remedy at law would be adequate.
Section 1.13Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the federal courts of the Eleventh Circuit located in Miami Dade County Florida. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Miami-Dade County, Florida (each a “Florida Court”) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Florida Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall

ACTIVE 683043365v13

Exhibit 10.82
constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ACTIVE 683043365v13

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
COMPANY:
RESTAURANT BRANDS INTERNATIONAL INC.

By:    /s/ Jose E. Cil
Name: Jose E. Cil
Title: Chief Executive Officer

PURCHASER:
LODGEPOLE 231 LLC
By: J. Patrick Doyle, Sole Investment Manager
By:    /s/ J. Patrick Doyle
Name: J. Patrick Doyle
Title: Sole Investment Manager

ACTIVE 683043365v11

9986/80663-001 CURRENT/134231940v12